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                                    AGREEMENT
                                   -----------

     THIS AGREEMENT ("AGREEMENT") is made and entered into effective as of the 31st day of March, 2003 by and between J. POLLACK & COMPANY, INC., a Florida corporation, D/B/A J. POLLACK & COMPANY, INC., (hereinafter referred to as "J. POLLACK & COMPANY" or the "COMPANY") and HEALTH EXPRESS USA, INC., a Florida Corporation, (hereinafter referred to as "HEALTH EXPRESS").


                                   BACKGROUND
                                  ------------

         WHEREAS, J. Pollack & Company will begin to provide services only upon the effectiveness (the "Effective Date") of the Company's Form SB-2 Registration Statement (the "REGISTRATION Statement").

         WHEREAS, J. Pollack & Company provides public relations services as well as Internet informational service through its PalmBeachPR.com web site, and also provides other Internet related services through which publicly traded companies can disseminate information to the public; and

         WHEREAS,  HEALTH EXPRESS wishes to utilize the services provided by the
J. Pollack & Company in the manner described in this Agreement;

         NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. J. POLLACK & COMPANY SERVICES. J. Pollack & Company hereby agrees to use its best efforts at all times and provide the following services to HEALTH EXPRESS for a period of twelve (12) months commencing on the Effective Date: a) Assistance in disseminating information and creating market awareness, about HEALTH EXPRESS to the financial media, financial publications, broker dealers, investment advisors and other members of the financial community; b) Distribution of corporate press releases and other informational items about the company in the J. Pollack & Company web site (www.jpollackco.com or www.palmbeachpr.com), including within that web sites corporate and news sections; and c) Inclusion in the J. Pollack & Company stock news database; d) Become the investor relations contact as needed by the Company.

         2. PAYMENT. Subject to Section 4 hereof, HEALTH EXPRESS agrees to pay to J. Pollack & Company one hundred two thousand (102,000) shares of the
Company's common stock. These shares shall be issued upon execution of this Agreement and held in escrow by Kirkpatrick & Lockhart LLP, who shall delivered the shares to J. Pollack & Company in twelve monthly installments of eight thousand five hundred (8,500) shares per month beginning 5 days after the Effective Date. Such shares shall be included for registration in the Registration Statement.

                  Subject to Section 4 hereof, J. Pollack & Company will also be paid one hundred twenty thousand (120,000) restricted shares of the Company's common stock. The shares will be paid in equal installments of thirty thousand (30,000) shares on every third (3rd) month after the Effective Date of the Registration Statement, and shall not be registered in the Registration Statement.

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         3. OBLIGATIONS OF HEALTH EXPRESS. All information to be disseminated in any way by J. Pollack & Company on HEALTH EXPRESS's behalf or included in the J. Pollack & Company web site shall be provided to J. Pollack & Company by HEALTH EXPRESS. HEALTH EXPRESS hereby acknowledges that it shall be solely and exclusively responsible for the content of all information to be disseminated, and that all information provided to J. Pollack & Company shall be true, accurate and complete. HEALTH EXPRESS further recognizes and acknowledges that the information to be disseminated by J. Pollack & Company on its behalf is primarily intended for circulation to the investment community, and that all information provided to J. Pollack & Company for distribution shall contain no material misrepresentation of fact, or material omissions of fact, and shall comply in all manner with all applicable federal or state securities laws.

         4. DURATION AND TERMINATION. This Agreement shall be effective upon its execution by J. Pollack & Company and HEALTH EXPRESS and shall continue for a period of twelve (12) months commencing on the Effective Date.

                  A. J. Pollack & Company shall have the right, at its option, to terminate this Agreement, effective immediately upon the occurrence of any of the following:

                           i. The failure of HEALTH EXPRESS to deliver the required shares and pay its regular monthly payments as required by paragraph 2 of this Agreement when due, and if such arrears remain due for a period of thirty (30) days or more; or

                           ii. The failure of HEALTH EXPRESS to provide true and accurate information as required by paragraph 3 of this Agreement; or

                           iii. The breach by HEALTH EXPRESS of any of the terms and conditions hereof after written notice and thirty (30) days opportunity to cure; or

                           iv. Six (6) months after the execution of this Agreement, J. Pollack & Company may choose to terminate the balance of the term at J. Pollack & Company's discretion. A thirty
                                    (30) day  notice  must be  given  to  Health
                                    Express if J. Pollack & Company plans to terminate the balance of the term. All compensation paid through the first six (6) months of this Agreement shall be retained by J. Pollack & Company, but no further compensation will be due and Kirkpatrick & Lockhart LLP shall return any undelivered shares to HEALTH EXPRESS.

         B. HEALTH EXPRESS shall have the right, at its option, to terminate this Agreement, effective immediately upon the failure of J. Pollack & Company to provide the services provided for in paragraph 1 of this Agreement, provided that HEALTH EXPRESS has given J. Pollack & Company notice in writing of the services it claims are not being provided, and affords J. Pollack & Company a


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period  of  thirty  (30)  days in  which to cure any  alleged  failure.  After a termination, Kirkpatrick & Lockhart LLP shall return any undelivered shares to HEALTH EXPRESS;

         C. Six (6) months after the execution of this Agreement, Health Express may choose to terminate the balance of the term at Health Express' discretion. A thirty (30) day notice must be given to J. Pollack & Company if Health Express plans to terminate the balance of the term. All compensation paid through the first six (6) months of this Agreement shall be retained by J. Pollack & Company, but no further compensation will be due and Kirkpatrick & Lockhart LLP shall return any undelivered shares to HEALTH EXPRESS.

          D. If the Registration Statement is not declared effective by the Securities and Exchange Commission, or HEALTH EXPRESS withdraws the Registration Statement, this Agreement shall automatically be terminated without any further action.



         5. CONSEQUENCES OF TERMINATION. Should this Agreement be terminated by either J. Pollack & Company or HEALTH EXPRESS pursuant to the terms of paragraph 4, J. Pollack & Company shall be entitled to retain the full amount of shares provided for in paragraph 2 of this Agreement and all monthly fees then due and owing through the date of termination. Except as to the retention of the shares of HEALTH EXPRESS common stock and all accrued monthly fees, this Agreement shall be of no further force and effect, without any liability or further obligations on the part of any of the parties hereto and no additional monthly payments shall be due from HEALTH EXPRESS to J. Pollack & Company and Kirkpatrick & Lockhart LLP shall return any undelivered shares to HEALTH EXPRESS.

         6. REPRESENTATIONS AND WARRANTIES OF HEALTH EXPRESS. HEALTH EXPRESS hereby represents and warrants that:

                  A. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the full corporate power and authority and legal right to enter into this Agreement, to issue the stock provided for under this Agreement and to perform the transactions contemplated hereby.

                  B. This Agreement has been duly authorized by it and duly executed and delivered by it and constitutes, and each document or instrument executed by it pursuant to the terms hereof constitutes, a valid and binding obligation of it enforceable in accordance with its terms.

         7. REPRESENTATIONS AND WARRANTIES OF J. POLLACK & COMPANY. J. Pollack & Company hereby represents and warrants that:

                  A. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the full corporate power and authority and legal right to enter into this Agreement, to issue the stock provided for under this Agreement and to perform the transactions contemplated hereby.


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                  B.  This  Agreement  has been duly  authorized  by it and duly executed and delivered by it and constitutes, and each document or instrument executed by it pursuant to the terms hereof constitutes, a valid and binding obligation of it enforceable in accordance with its terms.

         8. INDEMNITY.

                  A. HEALTH EXPRESS shall defend, indemnify and hold harmless J. Pollack & Company and any and all of its past, present and future officers, employees, stockholders, parent corporations, subsidiaries, directors and agents from and against any and all loss, liability, charge, claim, cost, demand damage, expense and obligation, including counsel and attorney's fees, which may arise by reason of, or as a consequence of the breach of any of the terms, covenants, conditions, representations or warranties contained in this Agreement, including the failure by HEALTH EXPRESS to provide full, complete and accurate information as required by paragraph 3 of this Agreement.

                  B. J. Pollack & Company, Inc. shall defend, indemnify and hold harmless HEALTH EXPRESS and any and all of its past, present and future offices, employees, stockholders, parent corporations, subsidiaries, directors and agents from and against any and all loss, liability, charge, claim cost, demand damage, expense and obligation, including reasonable counsel and attorney's fees, which may arise by reason of, or as a consequence of the breach of any of the terms, covenants, conditions, representations or warranties contained in this Agreement.

         9. RELATIONSHIP OF THE PARTIES. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them and that J. Pollack & Company's relationship to HEALTH EXPRESS shall be as an independent contractor. Nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose or to confer upon either party the right of a third party beneficiary. J. Pollack & Company shall conspicuously identify itself on its web site, and in all dealings with employees, customers, clients, public officials and others as an independent contractor acting as a distributor of information provided to it by HEALTH EXPRESS, and shall state that J. Pollack & Company makes no representation or warranty as to the accuracy or completeness of the information.

         10. GOVERNING LAW AND EXCLUSIVE JURISDICTION. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof. The parties agree that the United States District Court for the Middle District of Florida, or any Florida State court of competent jurisdiction, shall have sole and exclusive jurisdiction to adjudicate any dispute that may arise out of or in connection with this Agreement, and the parties hereto agree to submit to the exclusive jurisdiction of said courts and to comply with all requirements necessary to give said courts jurisdiction.

         11. NOTICES.

                  A. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given and to be made upon the respective parties hereto at the following addresses:

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                  To:               J. Pollack & Company
                                    Attention:  Mr. Jason S. Pollack
                                    200 Knuth Road Ste. 220
                                    Boynton Beach, FL  33436

                  To:               Health Express USA, Inc.
                                    Attention: Mr. Douglas Baker
                                    1761 W. Hillsboro Blvd., Suite 203
                                    Deerfield Beach, FL 33442


                  B. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, shall be forwarded by registered or certified mail, return receipt requested, and, unless otherwise expressly provided herein to the contrary, shall be deemed to have been given when deposited postage prepaid, addressed as specified in the preceding paragraph.

         12.      CONSTRUCTION.

                  A. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

                  B. For purposes of this Agreement, words of the masculine gender shall, where applicable, mean and include the correlative words of the feminine or neuter genders, and words importing the plural number shall, where applicable, mean and include the singular number and vice versa.

         13. NO WAIVER. The failure by either of the parties hereto to object to or take affirmative action with respect to any conduct of any of the other parties hereto which constitutes a breach or other violation of this Agreement shall not constitute, nor be construed as, a waiver thereof, or of any future breach, violation or subsequent wrongful conduct.

         14. CAPTIONS. All paragraph headings used herein are for convenience of reference purposes only and shall be given no significance in the interpretation of the provisions, terms and conditions hereof.

         15. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same instrument.

         16. FURTHER ASSURANCES. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

         17. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter of this Agreement and merges


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all prior and contemporaneous  discussions between them, and neither party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing, signed on behalf of each of the parties by their respective proper officers thereunto duly authorized.

         IN WITNESS WHEREOF, the respective duly authorized representatives of the parties have caused this Agreement to be executed as of the date first above written.

                                  J. POLLACK & COMPANY, INC.



                                  By:________________________________________
                                       Jason S. Pollack, President

                                  HEALTH EXPRESS USA, INC.



                                  By:________________________________________
                                       Douglas Baker, Chief Executive Officer




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